Exhibit 21.1

List of Subsidiaries of CRESTWOOD EQUITY PARTNERS LP AS OF FEBRUARY 18, 2021

Name	Jurisdiction
Arrow Field Services, LLC	Delaware
Arrow Midstream Holdings, LLC	Delaware
Arrow Pipeline, LLC	Delaware
Arrow Water, LLC	Delaware
Arrow Water Services LLC	Delaware
Beartooth DevCo LLC	Delaware
Bighorn DevCo LLC	Delaware
Bobcat DevCo LLC	Delaware
CMLP Tres Manager LLC	Delaware
CMLP Tres Operator LLC	Delaware
Cowtown Gas Processing Partners L.P.	Texas
Cowtown Pipeline Partners L.P.	Texas
CPB Bowser SWD #1 LLC	Delaware
CPB Bowser SWD #2 LLC	Delaware
CPB Member LLC	Delaware
CPB Operator LLC	Delaware
CPB Subsidiary Holdings LLC	Delaware
CPB Transportation & Marketing LLC	Delaware
CPB Water LLC	Delaware
Crestwood Appalachia Pipeline LLC	Texas
Crestwood Arkansas Pipeline LLC	Texas
Crestwood Canada Company	Nova Scotia
Crestwood Corporation	Delaware
Crestwood Crude Logistics LLC	Delaware
Crestwood Crude Services LLC	Delaware
Crestwood Crude Terminals LLC	Delaware
Crestwood Crude Transportation LLC	Delaware
Crestwood Dakota Pipelines LLC	Delaware
Crestwood Delaware Basin LLC	Delaware
Crestwood Equity GP LLC	Delaware
Crestwood Energy Services LLC	Delaware
Crestwood Gas Services GP LLC	Delaware
Crestwood Gas Services Holdings LLC	Delaware
Crestwood Gas Services Operating GP LLC	Delaware
Crestwood Gas Services Operating LLC	Delaware
Crestwood Holdings LP	Delaware
Crestwood Infrastructure Holdings LLC	Delaware
Crestwood Marcellus Holdings LLC	Delaware
Crestwood Marcellus Midstream LLC	Delaware
Crestwood Marcellus Pipeline LLC	Delaware
Crestwood Midstream Finance Corp.	Delaware
Crestwood Midstream GP LLC	Delaware
Crestwood Midstream Operations LLC	Delaware

Crestwood Midstream Partners LP	Delaware
Crestwood New Mexico Pipeline LLC	Texas
Crestwood Niobrara LLC	Delaware
Crestwood Ohio Midstream Pipeline LLC	Delaware
Crestwood Operations LLC	Delaware
Crestwood Panhandle Pipeline LLC	Texas
Crestwood Partners LLC	Delaware
Crestwood Permian Basin Holdings LLC	Delaware
Crestwood Permian Basin LLC	Delaware
Crestwood Pipeline and Storage Northeast LLC	Delaware
Crestwood Pipeline LLC	Texas
Crestwood Sales & Service Inc.	Delaware
Crestwood Services LLC	Delaware
Crestwood Transportation LLC	Delaware
E. Marcellus Asset Company, LLC	Delaware
Finger Lakes LPG Storage, LLC	Delaware
IPCH Acquisition Corp.	Delaware
Jackalope Gas Gathering Services, L.L.C.	Oklahoma
Panther DevCo LLC	Delaware
Powder River Basin Industrial Complex, LLC	Delaware
PRB HoldCo LLC	Delaware
Rough Rider Midstream Services LLC	Delaware
Rough Rider Operating LLC	Delaware
Stellar Propane Service, LLC	Delaware
Tres Palacios Gas Storage LLC	Delaware
Tres Palacios Holdings LLC	Delaware
Tres Palacios Midstream, LLC	Delaware